Exhibit 4.1

Standard Chartered

Date:         17th April 2009

Our ref:         OCC/LC/TEAM4/BKA

CONFIDENTIAL

Bonso Electronics Limited
Unit 1915-1916, 19/F,
Delta House,
3 On Yiu Street,
Shek Mun, Shatin,
New Territories.

Attn:  Mr. Anthony So / Mr. Albert So

Dear Sirs,

BANKING FACILITIES

We, Standard Chartered Bank (Hong Kong) Limited, refer to our letter dated 6th June 2007 setting out the facilities made available to the Customer(s) below, as varied by our letters dated 4th June 2008, 14th October 2008 and 6th April 2009.

CUSTOMER(S):

Bonso Electronics Limited

Following our recent discussions, we are pleased to confirm that the terms of the facilities will be further varied as follows:

The General Banking Facilities under this section will be revised as follows:

B           FACILITY LIMITS:

(1)    General Banking Facilities

Type(s) of Facility	Facility Limit(s)	Designated Customer(s) and
Sub-limit(s), if applicable
1. Current Account Overdraft	HKD3,000,000.-	• The Customer
2. Trade Finance	HKD40,000,000.-	-
(Please refer to Appendix I for
product details.)
(a) Trade Finance Group All		• The Customer
(HKD40,000,000.-)

Standard Chartered Bank (Hong Kong) Limited
Origination & Client Coverage
Credit Risk Control
11th Floor Standard Chartered Tower
388 Kwun Tong Road Kwun Tong Hong Kong

Bonso Electronics Limited

(b) Trade Finance Group 1		• The Customer
(HKD40,000,000.-)
(c) Trade Finance Group 2		• The Customer
(HKD40,000,000.-)
(d) Trade Finance Group 3		• The Customer
(HKD40,000,000.-)
3. Factoring	HKD20,000,000.-	• The Customer
(being FlU Limit)
Total Facility Limit:	HKD63.000.000.-
Note:-
The aggregate amounts outstanding under all Sub-limits shall not at any time exceed the Facility Limit to which the Sub-limits relate and the aggregate amounts outstanding under all Facilities shall not at any time exceed the Total Facility Limit.

C.          PRICING AND CONDITIONS:

The following item under Trade Finance facility is no longer required.

Discounting of "Documents Against Acceptance" ("D/A") is only available to the approved drawee by the bank.

E.           COVENANTS AND UNDERTAKINGS:

The following item to be added to read as follows:

4.  submit the confirmed sales order figures on quarterly basis within I month from each quarter end.

A handling fee of HKD30,000. - will be payable upon our receipt of your acceptance of this letter.

The variation(s) set out above will take effect when we have received:

•	the enclosed copy of this letter signed by a director on behalf of the Customer(s).

Please sign the enclosed copy of this letter and return it to the Bank's Credit Risk Control at 11th Floor, Standard Chartered Tower, 388 Kwun Tong Road, Kwun Tong, Kowloon, for the attention of the undersigned within one month after the date of this letter, after which this offer of variation(s) will lapse. When the variations take effect, this letter will amend the terms of the existing facility letter which the Bank has issued to the Customer(s), as set out above. In all other respects, the terms of the existing facility letter will remain in full force and effect. This letter will be governed by the laws of Hong Kong SAR.

Bonso Electronics Limited

If you have any queries, please contact our Relationship Manager Ms. Sandra Mak, whose telephone number is 2821-1876.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,
For and on behalf of
STANDARD CHARTERED BANK (HONG KONG) LIMITED

________________________________
Katy Kam
Senior Credit Documentation Manager

KK/DS Encl.

Agreed.
For and on behalf of
BONSO ELECTRONICS LIMITED

_______________________________
Director

Each of the undersigned hereby acknowledge the terms of this facility letter and confirm that their respective obligations under each guarantee and security document (as applicable) that they have executed in favour of the Bank will continue in full force and are not and will not be affected, discharged or varied by the execution of this facility letter.

For and on behalf of
BONSO ELECTRONICS INTERNATIONAL INC.

_______________________________